EXHIBIT 32.2
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, THE FOLLOWING CERTIFICATION SHALL NOT BE DEEMED TO BE FILED WITH THE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR OTHERWISE SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT AND SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, NOTWITHSTANDING ANY GENERAL INCORPORATION BY REFERENCE OF THE QUARTERLY REPORT OF MEDJET INC. (THE "CORPORATION") ON FORM 10-QSB FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2003, AS FILED WITH THE COMMISSION ON THE DATE HEREOF (THE "REPORT"), INTO ANY OTHER DOCUMENT FILED WITH THE COMMISSION.

         In connection with the Report, I, Teresa R. Mathias, Vice President - Finance and Human Resources of the Corporation, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.



/s/ Teresa R. Mathias
---------------------------------
Teresa R. Mathias
Vice President - Finance and Human Resources
November 14, 2003